AMENDMENT NUMBER ONE
TO THE
QEP RESOURCES, INC. LONG-TERM STOCK INCENTIVE PLAN

This Amendment Number One (the “Amendment”) to the QEP Resources, Inc. Long-Term Stock Incentive Plan (the “LTSIP”) is made and effective as of October 26, 2015 (the “Amendment Effective Date”). Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in LTSIP.

WHEREAS, the Company desires to amend Section 15 of the LTSIP as provided herein (the “CIC Amendment”);
WHEREAS, the CIC Amendment shall only apply to Awards granted from and after the Amendment Effective Date; and
WHEREAS, Awards granted before the Amendment Effective Date shall continue to be governed by the terms of the LTSIP without regard to the CIC Amendment; and
WHEREAS, the Company also desires to amend the LTSIP to provide that LTSIP amendments that materially and adversely impact a Participant’s rights with respect to a previously granted Award will be subject to any limitations set forth in the Award Agreement.
NOW, THEREFORE, BE IT RESOLVED, the LTSIP is hereby amended as follows:

1.Effective as of the Amendment Effective Date, Section 15 of the LTSIP is hereby deleted and replaced in its entirety with the following solely for purposes of awards granted on or after the Amendment Effective Date:

Section 15. Change in Control

The treatment of a Participant’s Award upon such Participant’s Termination of Service in connection with a Change in Control of the Company will be as provided in the applicable Award Agreement between the Participant and the Company.

Unless otherwise set forth in an applicable Award Agreement, a “Change in Control of the Company” shall be deemed to have occurred if (i) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (As such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 30 percent or more of the combined voting power of the Company; or (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving:  individuals who, as of the Separation Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Separation Date, or whose appointment, election or nomination for election was previously so approved or recommended; or (iii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60 percent of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities; or (iv) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. In addition, if a Change in Control constitutes a payment event with respect to any payment under the Plan which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in clauses (i), (ii), (iii) and (iv) with respect to such payment must also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by Section 409A of the Code.

2.Effective as of the Amendment Effective Date, Section 14(h) of the LTSIP is hereby amended and restated in its entirety as follows:

(h)
Amendment or Termination of Plan. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any tax or legal requirement. If any amendment to this Plan would materially and adversely impact a Participant’s rights with respect to any Award previously granted to the Participant under the Plan, then, even if such amendment would otherwise be permitted by the terms of this Plan, the application of such amendment to such previously granted Award shall be subject to any limitations as may be set forth in the applicable Award Agreement, if any, covering such Award.

3.This Amendment is incorporated into and forms a part of the LTSIP.

4.Except as expressly amended and modified hereby, the terms and conditions of the LTSIP shall remain unchanged and continue in full force and effect.

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IN WITNESS WHEREOF, this Amendment is hereby executed on behalf of the Company as of the date first written above.

QEP Resources, Inc.

By: _______________________________

Richard Doleshek
Executive Vice President, Chief Financial Officer